Exhibit 10.4

EXECUTION VERSION

AMENDED AND RESTATED RECEIVABLES CONTRIBUTION AND SALE AGREEMENT

DATED AS OF AUGUST 8, 2007

AMONG

EARTH PRODUCTS, INC., JT SPORTS, LLC, K-2 CORPORATION, K-2 INTERNATIONAL, INC., K-2 INTERNET COMPANY, LLC, K2 SNOWSHOES, INC., RIDE MANUFACTURING, INC, SITCA CORPORATION, MARMOT MOUNTAIN, LLC, SPORTS RECREATION COMPANY LTD., RAWLINGS SPORTING GOODS COMPANY, INC., SHAKESPEARE INDUSTRIES, INC., PENN FISHING TACKLE MFG. CO., SEA STRIKER INC., SHAKESPEARE ALL STAR ACQUISITION LLC, SHAKESPEARE COMPANY, LLC, SHAKESPEARE CONDUCTIVE FIBERS, LLC, SEVCA, LLC, SMCA, INC., STEARNS INC., HEARTHMARK, LLC, PURE FISHING, INC., THE UNITED STATES PLAYING CARD COMPANY, PINE MOUNTAIN CORPORATION, THE COLEMAN COMPANY, INC.

AND SUNBEAM PRODUCTS, INC.

AS ORIGINATORS,

AND

JARDEN RECEIVABLES, LLC,

AS BUYER

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Section 3.1	Conditions Precedent to Initial Purchase	12

Section 3.2	Conditions Precedent to Subsequent Payments	12

ARTICLE IV COVENANTS		12

Section 4.1	Affirmative Covenants of Originators	12
(a)	Financial Reporting	12
(i)	Annual Reporting	13
(ii)	Quarterly Reporting	13
(iii)	Compliance Certificate	13
(iv)	[Reserved]	13
(v)	Change in Credit and Collection Policy	13
(vi)	Other Information	14
(b)	Notices	14
(i)	Termination Events or Unmatured Termination Events	14
(ii)	Originator Material Adverse Effect	14
(c)	Compliance with Laws and Preservation of Existence	14
(d)	Audits	14
(e)	Keeping and Marking of Records and Books	15
(f)	Compliance with Contracts and Credit and Collection Policy	15
(g)	Ownership	15
(h)	The Administrator’s and the Lender’s Reliance	16
(i)	Collections	16
(j)	Taxes	16

Section 4.2	Negative Covenants of Originators	17
(a)	Name Change, Offices and Records	17
(b)	Change in Payment Instructions to Obligors	17
(c)	Modifications to Contracts and Credit and Collection Policy	17
(d)	Sales, Adverse Claims	17
(e)	Accounting for Purchases	18

ARTICLE V TERMINATION EVENTS		18

Section 5.1	Termination Events	18

Section 5.2	Remedies	20

ARTICLE VI INDEMNIFICATION		20

Section 6.1	Indemnities by Originators	20

Section 6.2	Other Costs and Expenses	22

Section 6.3	Taxes	22

ARTICLE VII JOINDER OF ADDITIONAL ORIGINATORS		23

ii

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AMENDED AND RESTATED RECEIVABLES CONTRIBUTION AND SALE AGREEMENT

THIS AMENDED AND RESTATED RECEIVABLES CONTRIBUTION AND SALE AGREEMENT, dated as of August 8, 2007, is by and among:

(1) EARTH PRODUCTS, INC., a California corporation, JT SPORTS, LLC, a Delaware limited liability company, K-2 CORPORATION, an Indiana corporation, K-2 INTERNATIONAL, INC., an Indiana corporation, K-2 INTERNET COMPANY, LLC, a Delaware limited liability company, K2 SNOWSHOES, INC., a Delaware corporation, RIDE MANUFACTURING, INC, a California corporation, SITCA CORPORATION, a Washington corporation, MARMOT MOUNTAIN, LLC, a Delaware limited liability company, SPORTS RECREATION COMPANY LTD., a Nevada corporation, RAWLINGS SPORTING GOODS COMPANY, INC., a Delaware corporation, SHAKESPEARE INDUSTRIES, INC., a Delaware corporation, PENN FISHING TACKLE MFG. CO., a Pennsylvania corporation, SEA STRIKER INC., a North Carolina corporation, SHAKESPEARE ALL STAR ACQUISITION LLC, a Delaware limited liability company, SHAKESPEARE COMPANY, LLC, a Delaware limited liability company, SHAKESPEARE CONDUCTIVE FIBERS, LLC, a Delaware limited liability company, SEVCA, LLC, a Delaware limited liability company, SMCA, INC., a Minnesota corporation, STEARNS INC., a Minnesota corporation, HEARTHMARK, LLC, a Delaware limited liability company (“Hearthmark”), PURE FISHING, INC., an Iowa corporation (“Fishing”), THE UNITED STATES PLAYING CARD COMPANY, a Delaware corporation (“US Playing Card”), PINE MOUNTAIN CORPORATION, a Delaware corporation (“Pine Mountain”), THE COLEMAN COMPANY, INC., a Delaware corporation (“Coleman”), and SUNBEAM PRODUCTS INC., a Delaware corporation (“Sunbeam”); each, together with any New Originator (as hereinafter defined), herein referred to collectively as the “Originators” and each as an “Originator”;

(2) JARDEN RECEIVABLES, LLC, a Delaware limited liability company (“Buyer”).

This Agreement amends and restates in its entirety that certain Receivables Contribution and Sale Agreement dated as of August 24, 2006 among the parties (the “Existing Agreement”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meanings assigned to such terms in the Loan Agreement).

PRELIMINARY STATEMENTS

Pursuant to the Existing Agreement, on the Original Funding Date, Sunbeam contributed certain Receivables (the “Original Contributed Receivables”) to the capital of Buyer, and Coleman sold certain Receivables (the “Original Purchased Receivables”) to Borrower in consideration for the purchase price set forth in the Existing Agreement.

After the original Funding Date, Coleman and Sunbeam sold additional Receivables (the “Original Additional Purchased Receivables” and, together with the Original Contributed Receivables and the Original Purchased Receivables, the “Original Receivables”) to Buyer in consideration for the purchase price set forth in the Existing Agreement. From and after the Original Funding Date and prior to the Restatement Effective Date, no further contributions of Receivables were made by Sunbeam.

Each of Sunbeam, Coleman and the Buyer desire to amend and restate the Existing Agreement in its entirety. Each New Originator wishes to become party thereto.

Each of the Originators now owns, and from time to time hereafter will own, Receivables. Each of the Originators wishes to sell and assign to Buyer, and Buyer wishes to purchase from such Originator, all of such Originator’s right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

Each of the Originators and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from such Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and neither the Originators nor Buyer intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to any Originator.

Buyer plans to finance its purchases of Receivables hereunder by borrowing under that certain Amended and Restated Loan Agreement dated as of August 8, 2007 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Loan Agreement”) among Buyer, as borrower, Jarden Corporation, a Delaware corporation, as initial servicer (the “Initial Servicer”), Three Pillars Funding LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Lender”) and SunTrust Robinson Humphrey, Inc., a Tennessee corporation, as agent and administrator for the Lender (in such capacity, together with its successor and assigns in such capacity, the “Administrator”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF CONTRIBUTIONS AND PURCHASES

Section 1.1 Contributions of Receivables. From time to time on and after the Restatement Effective Date, Sunbeam in its sole discretion may contribute to Buyer’s capital, and Buyer agrees to accept from Sunbeam, Additional Contributed Receivables, together with all Related Security relating thereto and all Collections thereof.

Section 1.2 Purchases of Receivables. Effective on the Restatement Effective Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein:

(a) Each Restatement Date Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and buyer does hereby purchase from such Restatement Date Originator, all of such Restatement Date Originator’s right, title and interest in and to the Initial Purchased Receivables; and

(b) Each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from such Originator, all of such Originator’s right, title and interest in and to the Additional Purchased Receivables, together, in each case, with all Related Security relating thereto and all Collections thereof.

In accordance with the preceding clauses (a) and (b), on the Restatement Effective Date, Buyer shall acquire all of each Restatement Date Originator’s right, title and interest in and to all Initial Purchased Receivables and, on each subsequent Purchase Date, each Originators’ right, title and interest in and to the Additional Purchased Receivables, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased from each Originator hereunder in accordance with Section 1.4.

Section 1.3 Purchases and Contributions.

(a) At least two (2) Business Days prior to each Distribution Date (each, a “Monthly Reporting Date”), each Originator shall (or shall require the Servicer to) deliver to Buyer a report in substantially the form of Exhibit V hereto (each such report being herein called a “Purchase and Contribution Report”) with respect to the Receivables sold or, as applicable, contributed by such Originator to Buyer during the Calculation Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information or documents as Buyer may reasonably request.

(b) It is the intention of the parties hereto that each Purchase and contribution of Receivables made hereunder or under the Existing Agreement shall constitute a sale or other outright transfer, which sale or transfer is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.5, each sale and contribution of Receivables hereunder or under the Existing Agreement is made without recourse to any Originator; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) no such sale shall constitute or is intended to result in an assumption by Buyer or any assignee thereof of any obligation of any Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of any Originator. In view of the intention of the parties hereto that each Purchase and contribution of Receivables made hereunder and under the Existing Agreement shall constitute a sale or other outright transfer of such Receivables rather than loans secured thereby, each of the Originators agrees that on or prior to the date on which it became or hereafter becomes a party to this Agreement and in accordance with Section 4.1(e)(ii), it will mark its master data processing records relating to the Receivables originated by such Originator with an indication acceptable to Buyer and to the Administrator (as Buyer’s assignee) evidencing that Buyer has acquired such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold or contributed to Buyer. Upon the request of Buyer or the Administrator (as Buyer’s assignee), each Originator will execute (if required) and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Administrator (as Buyer’s assignee) may reasonably request.

Section 1.4 Payment for the Purchases.

(a) From and after the Restatement Effective Date, the Purchase Price for each Purchase (i) shall be paid to the applicable Originator by delivery of immediately available funds to the extent of funds loaned to or Collections made available to Buyer under the Loan Agreement (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid), (ii) shall be paid to such Originator in the manner provided in the following paragraph (b), and (iii) shall be due and owing in full by Buyer to the applicable Originator or its designee on the latest to occur of (A) the Restatement Effective Date, (B) such later date on which such Originator becomes party to this Agreement, and (C) the date each such Receivable comes into existence. From and after the Termination Date, no Originator shall be obligated to sell Receivables to Buyer.

(b) Although the Purchase Price for each Purchased Receivable shall be due and payable in full by Buyer to such Originator on the date specified in Section 1.4(a), settlement of the Purchase Price between Buyer and each Originator may be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same Calculation Period and based on the information contained in the Purchase and Contribution Report delivered by such Originator for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, any contribution of capital by Sunbeam to Buyer made pursuant to Section 1.1(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

Section 1.5 Deemed Collections; Purchase Price Credit Adjustments. If on any day:

(a) the Outstanding Balance of a Purchased Receivable is:

(i) reduced as a result of any defective or rejected or returned goods or services, any discount or any adjustment or otherwise by the applicable Originator (other than as a result of such Receivable becoming a Charge-Off or to reflect cash Collections on account of such Receivable),

(ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

(b) any of the representations and warranties set forth in Sections 2.1(h), (i), (j), (l), (r), (s), (t), (u), the second sentence of Section 2.1(q) hereof and the last clause (relating to bulk sales laws) of Section 2.1(c) are not true when made or deemed made with respect to any Purchased Receivable, then, in such event, the applicable Originator shall be deemed to have received a Collection of such Purchased Receivable (each such Purchased Receivable, a “Defective Receivable”), and Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder with respect to Receivables originated by such Originator, in each case, in an amount equal to the Outstanding Balance of such Purchased Receivable (calculated before giving effect to the applicable reduction or cancellation). If such Purchase Price Credit exceeds the Original Balance of all Purchased Receivables coming into existence during the two-week period beginning on such day, then the applicable Originator shall pay the remaining amount of such Purchase Price Credit in cash immediately.

Upon receipt of a Purchase Price Credit for a Defective Receivable from the applicable Originator, Buyer shall automatically and without further action convey and assign to such Originator Buyer’s right, title and interest in and to such Defective Receivable without recourse, representation or warranty of any kind, except as to the absence of liens, charges or encumbrances created by or arising solely as a result of actions of Buyer or the Administrator. Such assignment shall be a sale and assignment outright and not for security.

Section 1.6 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, a fee on such amounts at a rate per annum equal to the Default Rate until paid in full; provided, however, that such fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of fees payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Section 1.7 License of Software.

(a) To the extent that any software used by any Originator to account for the Receivables originated by it is non-transferable, such Originator hereby grants to Buyer, the Administrator and Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by such Originator to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, the applicable Originator hereby agrees that upon the request of Buyer (or its assigns), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Obligations (as defined in the Loan Agreement), and (ii) the date on which each of this Agreement and the Loan Agreement terminates in accordance with its terms.

(b) Each Originator (i) shall take such action requested by Buyer and/or the Administrator (as the ultimate assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer under the Loan Agreement has an enforceable ownership interest in the records included in the Receivable Files relating to the Receivables acquired from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Administrator and Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such records.

Section 1.8 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.3(b), any sale or contribution by any Originator of Receivables hereunder shall be characterized as a secured loan and not as a sale or contribution, or such sale or contribution shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law, and each of the Originators and Buyer represents and warrants as to itself that each remittance of Collections by any Originator to Buyer under this Agreement is (i) in payment of a debt incurred by the applicable Originator in the ordinary course of business or financial affairs of such Originator and Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and Buyer. For this purpose and without being in derogation of the parties’ intention that each transfer of Receivables by an Originator hereunder shall constitute a true sale or contribution thereof: Each Originator hereby grants to Buyer a valid and continuing security interest in all of such Originator’s right, title and interest in, to and under all Receivables which are now existing or hereafter arising and are intended to be sold or contributed by such Originator to Buyer in accordance with the terms of this Agreement, all Collections and Related Security with respect thereto, all other rights and payments relating to such Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables purchased from such Originator together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of Originators. Each of the Originators hereby represents and warrants to Buyer on the Closing Date and on each Purchase Date thereafter as to such Originator and the Receivables originated by it that:

(a) Existence and Power. Such Originator is duly organized under the laws of its jurisdiction of organization as specified in Exhibit II hereto. Such Originator is validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing as a foreign corporation and has and holds all corporate or company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have an Originator Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and such Originator’s use of the proceeds of each Purchase made from it hereunder, are within its corporate powers and authority and have been duly authorized by all necessary action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

(c) No Conflict. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have an Originator Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law other than compliance, if required, with any notice requirements which are satisfied prior to the Purchase Date with respect thereto.

(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the actual knowledge of any of their officers,

threatened against or affecting such Originator or any of its Subsidiaries which could reasonably be expected to have an Originator Material Adverse Effect or which seeks to prevent, enjoin or delay any Purchase. Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have an Originator Material Adverse Effect, such Originator and its Subsidiaries have no material contingent obligations not provided for or disclosed in the footnotes to its financial statements delivered prior to the Closing Date.

(f) Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information. Each Originator Representation, Originator Financial Statement, Compliance Certificate, Notice of Termination event, Notice of Originator Material Adverse Effect, receivables and Originator Information and Purchase and Contribution Report shall be complete and correct and fairly present the information contained therein in all material respects as of the date made, reported, or certified, as applicable (provided that the foregoing materiality threshold shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold), and do not contain any material misstatement of fact as of such date or omit to state a material fact or any fact necessary to make the information contained therein, taken as a whole with all other written information provided by Authorized Officers as of such date, not misleading as of such date

(h) Use of Proceeds. No portion of any Purchase Price payment hereunder will be used for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator.

(i) Good Title. Upon creation by such Originator of each Receivable and immediately prior to its Purchase hereunder, such Originator (i) is the legal and beneficial owner of each such Receivable and its Collections and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents.

(j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator): (i) legal and equitable title to, with the right to sell and encumber each Receivable originated by such Originator, whether now existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator’s right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions solely to the extent required to perfect Buyer’s ownership interest in such Receivables, the Related Security and the Collections. In the event that, contrary to the mutual intent of such Originator and the Buyer, any Purchase of Purchased Assets hereunder is not characterized as a sale but rather as a collateral transfer for security (or the transactions contemplated hereby are characterized as a financing transaction), this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Purchased Assets in favor of the Buyer, which security interest is prior to all other security interests, and enforceable as such as against creditors of and purchasers from such Originator.

(k) Chief Executive Office and Locations of Records. The location of the chief executive office of such Originator and the offices where it keeps all of its Receivable Files are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Originator’s Federal Employer Identification Number and State Organizational Identification Number are correctly set forth on Exhibit II.

(l) Deposit and Concentration Accounts. The banks, account names and account numbers for all existing Lock-Boxes and Lock-Box Accounts are correctly listed on Exhibit III. Each of the Lock-Box Accounts has been transferred into Buyer’s name. Such Originator has not granted any Person, other than Buyer (and the Administrator, as its pledgee) dominion and control of any Lock-Box or Lock-Box Account, or the right to take dominion and control of any such account at a future time or upon the occurrence of a future event.

(m) Originator Material Adverse Effect. Since December 31, 2005, no event has occurred that would have an Originator Material Adverse Effect.

(n) Names. In the five (5) years preceding the Closing Date, such Originator has not used any corporate names, trade names or assumed names other than (i) the name in which it has executed this Agreement and (ii) as listed on Exhibit II.

(o) Ownership. Jarden owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer and each Originator. All such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

(p) Not an Investment Company. Such Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q) Compliance with Law. Such Originator has complied with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have an Originator Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have an Originator Material Adverse Effect.

(r) Compliance with Credit and Collection Policy. With regard to each Receivable, such Originator has complied in all material respects with its Credit and Collection Policy and the related Contract. Such Originator has not made any change to its Credit and Collection Policy, except in accordance with Section 9.2.3 of the Loan Agreement.

(s) Payments to Originator. With regard to each Receivable originated by such Originator, the Purchase Price received, or to be received, by such Originator constitutes, or will constitute, reasonably equivalent value in consideration therefor. No transfer hereunder by such Originator of any Receivable is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t) Enforceability of Contracts. As of the Purchase Date of each Receivable originated by such Originator, each Contract with respect to such Receivable is, on such date, effective to create, and has created, a legally valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u) Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement in its financial statements does not jeopardize the characterization of the transactions contemplated herein as being true sales.

(v) Solvency. Such Originator is Solvent.

(w) Receivables as Accounts. The Receivables constitute “accounts” within the meaning of the UCC.

(x) Priority. Other than the security interest granted to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold granted a security interest in, or otherwise conveyed any of the Purchased Receivables. Such Originator has not authorized the filing of and is not aware of any financing statements against such Originator that include a description of collateral covering the Purchased Receivables other than any financing statement (i) relating to the security interest granted to Administrator (for the benefit of the Secured Parties), hereunder or under the Existing Agreement, or (ii) that has been terminated. Such Originator is not aware of any judgment or tax lien filings against such Originator.

ARTICLE III

CONDITIONS OF PURCHASE

Section 3.1 Conditions Precedent to Restatement Effective Date. Effectiveness of this Agreement and the Purchase on the Restatement Effective Date under this Agreement are subject to the conditions precedent that (a) Buyer shall have received on or before the Closing Date those documents listed on Schedule A, and (b) all of the conditions to the Loan to be made on the Closing Date under the Loan Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2 Conditions Precedent to Payments. From and after the Restatement Effective Date, Buyer’s obligation to pay for each Receivable shall be subject to the further conditions precedent that: (a) the Commitment Termination Date shall not have occurred under the Loan Agreement; (b) Buyer (or its assigns) shall have received such other documents as it may reasonably request; and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):

(i) the representations and warranties of such Originator set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

(ii) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon the applicable Purchase Date for a Receivable, title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer’s obligation to pay for such Receivable were in fact satisfied and whether or not the Purchase Price has actually been paid as of such date. If any Originator fails to satisfy any of the foregoing conditions precedent, however, Buyer shall rescind the related Purchase and direct the applicable Originator to pay to Buyer an amount equal to the Purchase Price payment, if any, made with respect to the Receivables included in such Purchase.

ARTICLE IV

COVENANTS

Section 4.1 Affirmative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

(a) Financial Reporting. Such Originator will cause Jarden to maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrator (as Buyer’s pledgee) for distribution to the Lender:

(i) Annual Reporting. Within 90 days after the close of each of its fiscal years, an audit report (with all amounts stated in Dollars) certified by independent certified public accountants of recognized national standing or otherwise reasonably acceptable to the Administrator, prepared in accordance with GAAP on a consolidated basis for Jarden and the Consolidated Subsidiaries, including a consolidated balance sheet and the related consolidated statements of income, cash flows and statements of changes in common shareholders’ equity, setting forth in each case in comparative form the figures for such fiscal year and the previous fiscal year (which report shall be unqualified as to going concern and scope of audit).

(ii) Quarterly Reporting. Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for Jarden and the Consolidated Subsidiaries, an unaudited consolidated balance sheet as at the close of each such period and a consolidated income statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of Jarden’ previous fiscal year, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, preparation in accordance with GAAP by a Authorized Officer of Jarden.

Notwithstanding anything to the contrary, the Originators shall be deemed to have complied with the delivery requirements under clauses (i) and (ii) of this Section 4.1(a) by making publicly available the required documents through Jarden’ website at www.jarden.com, or at www.sec.gov or other publicly available electronic medium and providing the hyperlink or other appropriate internet address information for obtaining such information; provided that the Originators shall deliver paper copies of any statements, reports, financial statements and other information referred to in clauses (i) and (ii) of this Section 4.1(a) to the Administrator promptly upon request following such filing.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by a Authorized Officer of Jarden and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv) [Reserved].

(v) Change in Credit and Collection Policy. At least five (5) days prior to the effectiveness of any material change in or material amendment to such Originator’s Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed material change or material amendment, and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectibility of the Receivables originated by such Originator or decrease the credit quality of its newly created Receivables in any material respect, requesting Buyer’s (and the Administrator’s, as Buyer’s pledgee) consent thereto.

(vi) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables originated by such Originator or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

(b) Notices. As soon as practicable and in any event within two (2) Business Days after learning of any of the following, such Originator will notify Buyer (or its assigns) in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of a Authorized Officer of such Originator.

(ii) Originator Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, an Originator Material Adverse Effect.

(c) Compliance with Laws and Preservation of Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have an Originator Material Adverse Effect. Such Originator will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have an Originator Material Adverse Effect.

(d) Audits. Such Originator will furnish to Buyer and the Administrator (as Buyer’s pledgee) from time to time such information with respect to such Originator and the Receivables sold or contributed by it as Buyer or the Administrator may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or the Administrator), upon reasonable notice and at the sole cost of such Originator, permit an accounting firm designated by Buyer and reasonably acceptable to the Administrator, on at least a semi-annual basis: (i) to examine and make copies of and abstracts from all Receivable Files in the possession or under the control of such Originator and other records relating to the Receivables, the Collections and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator’s financial condition or the Receivables and the Related Security or such Originator’s performance under any of the Transaction Documents or such Originator’s performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters; provided, that (x) there shall be (i) one such examination during the first six (6) month period following the Closing Date which inspection shall relate solely to Sunbeam Products, Inc. and the Receivables originated by it and (ii) one other inspection during the second six (6) month period following the Closing Date and, in each case, all reasonable costs and expenses of each such examination shall be borne by the Originators and (y) unless and until a Termination Event shall have occurred and be continuing, the Originators shall not be responsible to pay for more than one (1) inspection during each (12) month period thereafter.

(e) Keeping and Marking of Records and Books.

(i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables originated by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Such Originator will (A) on or prior to the Closing Date, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer’s ownership interests in the Receivables and further describing the security interest of the Administrator (on behalf of the Secured Parties) under the Loan Agreement and (B) upon the request of Buyer (or its assigns) from and after the occurrence of a Termination Event: (x) mark each invoice evidencing any Receivable and each Contract constituting chattel paper with a legend describing Buyer’s ownership thereof and further describing the security interest of the Administrator (on behalf of the Lender and its assigns) and (y) at any time after Jarden or one of its Affiliates is no longer acting as a Servicer, deliver to Buyer (or its assigns) all Contracts relating to such Receivables.

(f) Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables hereunder (but only to the extent that there would not be an adverse effect upon the Receivables), and (ii) comply in all material respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

(g) Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer: (A) legal and equitable title to the Receivables transferred by it to Buyer and the related Collections and (B) all of such Originator’s right, title and interest in the Related Security associated with the Receivables described in the preceding clause (A), in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

(h) The Administrator’s and the Lender’s Reliance. Such Originator acknowledges that the Administrator and the Lender are entering into the transactions contemplated by the Loan Agreement in reliance upon Buyer’s identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the Closing Date, such Originator will take all reasonable steps within such Originator’s control to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own any of the Receivables and other assets acquired by Buyer, (ii) will not take any action that would cause Buyer to violate the “separateness covenants” set forth in Section 9.1.7 of the Loan Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.

(i) Collections. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) directly to a Lock-Box Account which is listed on Exhibit III hereto within three (3) Business Days following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Lock-Box Account to Buyer, and will not grant the right to take dominion and control of any such account at a future time or upon the occurrence of a future event to any Person, except to Buyer, as contemplated by this Agreement, and to the Administrator, as contemplated by the Loan Agreement.

(j) Taxes. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all Covered Taxes at any time owing, except any such Covered Taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(k) Maintenance of Ownership and Perfection. Such Originator, as applicable, will take all necessary action to establish and maintain, irrevocably in Buyer, perfected legal and equitable title to (A) the Purchased Receivables originated by such Originator and the associated Collections and (B) all of such Originator’s right, title and interest in the Related Security associated with the Purchased Receivables originated by such Originator, in each case, free and clear of any Liens other than Liens in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Purchased Assets and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

Section 4.2 Negative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

(a) Name Change, Offices and Records

(i) Such Originator will not change its (x) state of organization or (y) identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC) or any office where Receivable Files are kept, and

(ii) such Originator will not change its legal name,

unless, in each of the foregoing cases, it shall have: (A) given Buyer (and the Administrator as Buyer’s pledgee) written notice thereof and (B) delivered to the Administrator (as Buyer’s pledgee) all financing statements in form suitable for filing and all instruments, Lock-Box Agreement amendments and other documents, in each case, duly executed by each of the parties thereto, reasonably requested by Buyer (or the Administrator, as Buyer’s pledgee) in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. Such Originator will not (i) terminate any Lock-Box or Lock-Box Account, unless Buyer and the Administrator shall have received, at least ten (10) days before the proposed effective date therefore, written notice of such termination or (ii) add any Lock-Box or Lock-Box Account, unless Buyer and the Administrator shall have received an executed Lock-Box Agreement with respect thereto.

(c) Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any change to the Credit and Collection Policy except in accordance with Section 9.2.3 of the Loan Agreement. Except as otherwise permitted, if such Originator is acting as a Servicer pursuant to the Loan Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Adverse Claims. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Lock-Box Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein or any other Transaction Document or in connection with a transaction permitted by Section 4.1(c)), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator.

(e) Accounting for Purchases. Such Originator will not, and will not permit any Affiliate to, account for the transactions contemplated hereby in any financial statements in any manner other than the sale or capital contribution (or other outright conveyance) by such Originator to Buyer of the Receivables and the associated Collections and Related Security except to the extent (i) that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles and (ii) in accordance with applicable tax principles, each Purchase and contribution is ignored for tax reporting purposes.

ARTICLE V

TERMINATION EVENTS

Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

(a) Any Originator or Performance Guarantor shall fail to (i) make any payment or deposit required hereunder when due, or (ii) deliver any Purchase and Contribution Report when due, and, in either of the foregoing cases, such failure shall continue for two (2) Business Days.

(b) Any representation, warranty, certification or statement made by any Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made and, solely in the case of the representations made under Section 2.1(a), 2.1(e) and 2.1(h), shall continue to be materially incorrect for a period of thirty (30) days after such Originator obtains knowledge thereof; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold and provided further, that any misrepresentation or certification for which Buyer received a Purchase Price Credit in accordance with Section 1.5 of this Agreement shall not constitute a Termination Event hereunder.

(c) Any Originator shall breach any covenant contained in Section 4.1(b)(i) or Section 4.2 (other than Section 4.2(a)(ii)).

(d) Any Originator shall breach covenant contained in Section 4.2(a)(ii) and such breach is not remedied within ten (10) Business Days of its occurrence,

(e) Any Originator shall breach, fail to perform or observe any covenant contained in any Section of this Agreement (which is not covered by another subsection, paragraph or clause of this Section 5.1) or of any other Transaction Document to which it is a party which is not remedied within thirty (30) days after written notice from Buyer (or the Administrator, as Buyer’s pledgee).

(f)(i) Failure of Jarden, any Originator or any of their material Subsidiaries to pay any Material Debt when due; (ii) default by Jarden or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause the holder or holders of such Material Debt to cause such Material Debt to become due prior to its stated maturity; (iii) Material Debt of Jarden or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or as a result of the sale of an asset securing such Material Debt) prior to the stated maturity thereof; or (iv) default by Jarden or any of its Subsidiaries in the performance of any financial covenant contained in any agreement under which any Material Debt was created or is governed, the effect of which is to permit the holder or holders of such Material Debt to cause such Material Debt to become due prior to its stated maturity.

(g)(i) Any Originator or Performance Guarantor shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Originator or Performance Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Originator or Performance Guarantor shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (f).

(h) A Change of Control shall occur.

(i) Jarden or any of its Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge, or stay execution of, one or more final judgment(s) or order(s) for the payment of money in excess of $30,000,000 in the aggregate (exclusive of judgment or order amounts fully covered by independent third-party insurance where the insurer has not disputed or denied coverage in respect of such judgment or order).

Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(f), or of an actual or deemed entry of an order for relief with respect to an Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the a fee shall accrue with respect to any amounts then due and owing by each Originator to Buyer at a rate per annum equal to the Default Rate. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnities by Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator, with respect to itself, hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each, an “Originator Indemnified Party”) from and against any and all damages, losses, claims, Covered Taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as “Originator Indemnified Amounts”) awarded against or incurred by any of them arising out of any of the following:

(i) any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with its Purchase and Contribution Report, this Agreement, any other Transaction Document or any other information or report delivered by or on behalf of such Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit in accordance with this Agreement that shall have been false or incorrect when made or deemed made;

(ii) the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable originated by it or any Contract related thereto, or the nonconformity of any such Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which such Originator is a party;

(iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with goods, insurance or services that are the subject of any Contract or any Receivable of such Originator;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or failure to pay due to financial inability) of the Obligor to the payment of any Receivable of such Originator (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables of such Originator at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document to which such Originator is a party, the transactions contemplated hereby, such Originator’s use of the proceeds of any Purchase from it hereunder, the ownership of the Receivables or any other investigation, litigation or proceeding relating to such Originator in which any Originator Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable of such Originator as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any failure of such Originator to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables of such Originator and the associated Collections, and all of such Originator’s right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any Adverse Claim;

(x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable of such Originator, the Related Security and Collections with respect thereto in accordance with provisions hereof, and the proceeds of any thereof, whether at the time of any Purchase from such Originator hereunder or at any subsequent time;

(xi) any Purchase from such Originator hereunder shall be voided by any Person under statutory provisions or common law or equitable action; or

(xii) the failure of any Eligible Receivable of such Originator reflected as an Eligible Receivable on any Purchase and Contribution Report prepared by such Originator to be an Eligible Receivable at the time acquired by Buyer; and/or excluding, however, (a) Originator Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that Originator Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Originator Indemnified Party seeking indemnification; and (b) Excluded Taxes. Nothing in this Section 6.1 shall limit the liability of any Originator or limit the recourse of Buyer to each Originator for amounts otherwise specifically provided to be paid by any Originator under the terms of this Agreement.

Anything contained in this Section 6.1 to the contrary notwithstanding: (1) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables conveyed hereunder, and (2) nothing in this Section 6.1 shall require any Originator to indemnify an Originator Indemnified Party for Receivables which are not collected, not paid or are otherwise uncollected.

Section 6.2 Other Costs and Expenses. Each Originator agrees to pay to Buyer, on demand, all reasonable out-of-pocket costs and expenses in connection with (a) the preparation, execution and delivery of this Agreement and the other documents to be delivered hereunder, (b) the preparation, execution and delivery of any amendment hereto or waiver hereof requested by any Originator, and (c) any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses, in connection with the enforcement of this Agreement and the other documents delivered hereunder.

Section 6.3 Taxes. All payments by an Originator to or for the account of Buyer (or any of its assigns) hereunder or under any other Transaction Document to which such Originator is a party shall be made free and clear of and without deduction for any and all Covered Taxes. If an Originator shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder to Buyer (or any of its assigns), (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.3), Buyer (or such assign, as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Originator shall make such deductions, (c) such Originator shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Originator shall furnish to Buyer (and to the Administrator, as the ultimate assignee) the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

ARTICLE VII

JOINDER OF ADDITIONAL ORIGINATORS

Section 7.1 Addition of New Originators. From time to time upon not less than 60 days’ (or such shorter period of time as Buyer and its assigns may agree upon) prior written notice to Buyer and Administrator as its assignee (who will promptly advise the Rating Agencies), Buyer may agree that one or more of Jarden’s existing or hereafter acquired wholly-owned U.S. domestic Subsidiaries become an Originator hereunder. No such addition shall become effective (a) without the written consent of Buyer and Borrower and, if the proposed New Originator is a Material Originator and the Loan Agreement remains in effect, without the written prior consent of the Administrator (which consent may be conditioned, in Administrator’s sole discretion, by a requirement that the Loan Agreement be amended in a manner acceptable to the Administrator in its sole discretion) and (b) unless all conditions precedent to such addition required by Section 7.2 below are satisfied prior to such date.

Section 7.2 Documentation. Prior to the effectiveness of any New Originator’s becoming an Originator hereunder, such New Originator shall execute a Joinder Agreement in the form of Exhibit VI hereto (a “Joinder Agreement”) and shall deliver each of the documents listed on Schedule A hereto which is required to be delivered by each Originator, together with such updated Exhibits hereto as may be necessary to ensure that after giving effect to the addition of such New Originator, each of the representations and warranties of such New Originator under Article II hereof will be true and correct.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Waivers and Amendments.

(a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Loan Agreement, the Administrator. Any material amendment, supplement, modification or waiver will require the Administrator’s receipt of written notice from S&P and Moody’s that such change will not cause the rating on the then outstanding Commercial Paper Notes to be downgraded or withdrawn. Any material amendment, supplement, modification or waiver, including, without limitation, any amendment to or waiver of a breach of Sections 2.1(i), (j), (w), or (x) or 4.1(k), will require satisfaction of the Rating Agency Condition (as defined in the Loan Agreement).

Section 8.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on Schedule B hereto or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

Section 8.3 Protection of Ownership Interests of Buyer.

(a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interest of Buyer and its assigns therein, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time following the earlier to occur of a Termination Event or an Amortization Event: Buyer (or its assigns) may, at the Originators’ sole cost and expense, direct each Originator to notify the Obligors of Receivables originated by it of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables originated by it be made directly to Buyer or its designee.

(b) If any Originator fails to perform any of its obligations hereunder:

(i) Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by the Originators, jointly and severally, as provided in Section 6.2;

(ii) each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (A) to execute (if necessary) on behalf of such Originator as debtor and to file (with or, to the extent permitted by applicable law, without signatures) financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and the associated Related Security and Collections and (B) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in such Receivables.

The appointment under the foregoing clause (ii) is coupled with an interest and is irrevocable.

Section 8.4 Confidentiality.

(a) Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Administrator and the Lender and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each Originator and its officers and employees may disclose such information to such Originator’s external accountants, attorneys and other advisors and as required by any applicable law, rule, direction, request or order of any judicial, administrative or regulatory authority or proceeding (whether or not having the force or effect of law). The restrictions in this Section 7.4(a) shall not apply to any information that is or becomes generally available to the public other than as a result of disclosure by an Originator.

(b) Each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Administrator, the Liquidity Banks or the Lender by each other, (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), and (iii) to any rating agency, Commercial Paper Note dealer or Support Provider to the Lender or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which the Administrator acts as the administrator and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each Person described in the foregoing clauses (ii) and (iii) is informed of the confidential nature of such information. In addition, the Lender, the Liquidity Banks and the Administrator may disclose any such nonpublic information required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), provided, further, that unless specifically prohibited by applicable law or court order, the Lender, the Liquidity Banks and the Administrator shall, prior to disclosure thereof, notify the appropriate Originator of any disclosure of such nonpublic information required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) so that such Originator may seek to obtain a protective order in respect thereof or, at such Originator’s election, grant a waiver of compliance with this provisions of this Agreement.

Section 8.5 Bankruptcy Petition. Each Originator and Buyer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of the Lender, it will not institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 8.6 Return of Funds Not Constituting Collections. If any funds other than Collections are received in any Lock-Box Account, such remittances will be removed from such account and delivered to the owner thereof within three (3) Business Days following determination that the same do not comprise Collections.

Section 8.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION, OR THE EFFECT OF PERFECTION OR NONPERFECTION, OF THE OWNERSHIP OR SECURITY INTERESTS OF BUYER.

Section 8.8 CONSENT TO JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 8.9 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 8.10 Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of Originators, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Loan Agreement, may pledge to the Administrator, for the benefit of the Lender and its assigns, its rights, remedies, powers and privileges hereunder. Each Originator agrees that the Administrator, as the pledgee of Buyer, shall, subject to the terms of the Loan Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 8.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

EARTH PRODUCTS, INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

JT SPORTS, LLC

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

K-2 CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

K-2 INTERNATIONAL, INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

[Signature Page to Amended and Restated Receivables Contribution and Sale Agreement]

K-2 INTERNET COMPANY, LLC

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

K2 SNOWSHOES, INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

RIDE MANUFACTURING, INC

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

SITCA CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

MARMOT MOUNTAIN, LLC

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

[Signature Page to Amended and Restated Receivables Contribution and Sale Agreement]

SPORTS RECREATION COMPANY LTD.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

RAWLINGS SPORTING GOODS COMPANY, INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

SHAKESPEARE INDUSTRIES, INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

PENN FISHING TACKLE MFG. CO.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

SEA STRIKER INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

[Signature Page to Amended and Restated Receivables Contribution and Sale Agreement]

SHAKESPEARE ALL STAR ACQUISITION LLC

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

SHAKESPEARE COMPANY, LLC

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

SHAKESPEARE CONDUCTIVE FIBERS, LLC

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

SEVCA, LLC

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

SMCA, INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

[Signature Page to Amended and Restated Receivables Contribution and Sale Agreement]

STEARNS INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

HEARTHMARK, LLC d/b/a JARDEN HOME BRANDS

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

PURE FISHING, INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

THE UNITED STATES PLAYING CARD COMPANY

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

PINE MOUNTAIN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

[Signature Page to Amended and Restated Receivables Contribution and Sale Agreement]

THE COLEMAN COMPANY, INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

SUNBEAM PRODUCTS, INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

JARDEN RECEIVABLES, LLC

By:	SUNBEAM PRODUCTS, INC.
Its:	manager and sole member

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

[Signature Page to Amended and Restated Receivables Contribution and Sale Agreement]

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in the Loan Agreement (hereinafter defined).

“Additional Contributed Receivables” means Receivables originated by Sunbeam from time to time after the Restatement Effective Date, which Sunbeam designates for contribution to Buyer and existing as of the close of business on the Business Day immediately prior to the date of contribution.

“Administrator” has the meaning set forth in the Preliminary Statements to the Agreement.

“Agreement” means the Receivables Contribution and Sale Agreement, dated as of August 8, 2007, among Originators and Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Cutoff Date” means, as to each Originator, the Business Day prior to the date on which it becomes a party to this Agreement.

“Buyer” has the meaning set forth in the preamble to the Agreement.

“Change of Control” means (a) the acquisition by any Person, or two or more such Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of voting stock of Jarden, (b) Jarden ceases to own (directly or indirectly) and control the right to vote 100% of the outstanding shares of voting stock of Coleman or Sunbeam or (c) Sunbeam ceases to own (directly or indirectly) and control the right to vote 100% of the outstanding shares of voting stock of Buyer.

“Closing Date” has the meaning provided in the Loan Agreement.

“Compliance Certificate” means the certificate described in Section 4.1(a)(iii) of the Agreement.

“Consolidated Subsidiary” means, at any date as of which the same is to be determined, any Subsidiary or other entity the accounts of which would be consolidated with those of Jarden in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

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“Contributed Receivables” means, collectively, the Initial Contributed Receivables and the Additional Contributed Receivables.

“Defective Receivable” has the meaning set forth in Section 1.5.

“Discount Factor” means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivables and (ii) the risk of nonpayment by the Obligors. Each Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which such Originator and Buyer agree to make such change.

“Existing Loan Agreement” means “Existing Agreement” as such term is defined in the Loan Agreement.

“Initial Contributed Receivables” means all of the Receivables originated by Sunbeam and existing as of the close of business on the Initial Cutoff Date.

“Initial Funding Date” means the date of the initial Advance under and as defined in the Loan Agreement.

“Initial Cutoff Date” means the Business Day immediately prior to the Initial Funding Date.

“Jarden” means Jarden Corporation, a Delaware corporation.

“Joinder Agreement” has the meaning set forth in Section 7.1 of the Agreement.

“Lender” has the meaning set forth in the Preliminary Statements to the Agreement.

“Loan Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

“Material Originator” means any proposed New Originator which generated Receivables during the 12-month period most recently ended prior to the effectiveness of such Person’s addition hereto as an Originator in excess of 10% of all Receivables generated by the then existing Originators during such 12-month period.

“Monthly Reporting Date” has the meaning set forth in Section 1.2(b) of the Agreement.

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“New Originator” means any direct or indirect wholly-owned U.S. domestic Subsidiary of Jarden that hereafter becomes an Originator under the Agreement by executing a Joinder Agreement and complying with the provisions of Article VII of the Agreement.

“Notice of Originator Material Adverse Effect” means the notice required to be delivered by an applicable Originator, described in Section 4.1(b)(ii) of the Agreement.

“Notice of Termination Event” means the notice required to be delivered by an applicable Originator, described in Section 4.1(b)(i) of the Agreement.

“Original Balance” means, with respect to any Receivable of any Originator coming into existence after its Applicable Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

“Original Funding Date” means the date of the initial Advance under and as defined in the Existing Loan Agreement.

“Originator” has the meaning set forth in the preamble to the Agreement.

“Originator Financial Statements” means the financial statements required to be delivered by each Originator described in Section 4.1(a)(i) and (ii) of the Agreement.

“Originator Indemnified Amounts” has the meaning set forth in Section 6.1.

“Originator Indemnified Party” has the meaning set forth in Section 6.1.

“Originator Material Adverse Effect” means a material adverse effect on (i) the business, property, condition (financial or otherwise) or results of operations of Jarden and its Subsidiaries taken as a whole, (ii) the ability of any Originator or the Performance Guarantor to perform its obligations under the Agreement or any other Transaction Document to which it is a party, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) the interest of Buyer or the Administrator (on behalf of the Lender) in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the validity, enforceability or collectibility of the Receivables generally or of any material portion of the Receivables.

“Originator Representation” means any representation or warranty made by an Originator to the Buyer contained in Section 2.1 of the Agreement.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Person” means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

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“Purchase” means the purchase by Buyer from each Originator pursuant to Section 1.2 of the Agreement of Receivables (other than Contributed Receivables) and the Related Security and Collections related thereto, together with all related rights in connection therewith.

“Purchase Date” means the Closing Date and each subsequent Business Day on which Receivables are purchased under the Agreement.

“Purchase Price” means, with respect to each Purchase by Buyer from an Originator, the aggregate price to be paid by Buyer to such Originator for such Purchase in accordance with Section 1.4 of the Agreement for the Receivables and the associated Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables being sold on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited in accordance with Section 1.4 of the Agreement against the Purchase Price otherwise payable.

“Purchase Price Credit” has the meaning set forth in Section 1.5 of the Agreement.

“Purchase and Contribution Report” has the meaning set forth in Section 1.3(b) of the Agreement.

“Purchased Receivables” means all Receivables other than Contributed Receivables, and “Purchased Receivable” means any such Receivable.

“Receivables and Originator Information” means information delivered by an Originator pursuant to the first sentence of Section 4.1(c) of the Agreement.

“Required Capital Amount” means, as of any date of determination, an amount equal to the product of (a) 1.5 times the product of the Default Ratio times the Loss Horizon Ratio and (b) the Outstanding Balance of all Receivables as of such date, each as determined from the most recent Monthly Report received from the Servicer.

“Restatement Date Originator” means each of Earth Products, Inc., JT Sports, LLC, K-2 Corporation, K-2 International, Inc., K-2 Internet Company, LLC, K2 Snowshoes, Inc., Ride Manufacturing, Inc. Sitca Corporation, Marmot Mountain, LLC, Sports Recreation Company, Ltd., Rawlings Sporting Goods Company, Inc., Shakespeare Industries, Inc., Penn Fishing Tackle Mfg. Co., Sea Striker Inc., Shakespear All Star Acquisition LLC, Shakespeare Company, LLC, Shakespeare Conductive Fibers, LLC, Sevca, LLC, SMCA, Inc., Stearns Inc., Hearthmark, Fishing, US Playing Card, and Pine Mountain.

“Restatement Effective Date” means August 8, 2007.

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“Settlement Date” means, means each Distribution Date (under and as defined in the Loan Agreement).

“Termination Date” means the earliest to occur of (i) the Commitment Termination Date (as defined in the Loan Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(f), (iii) the Business Day specified in a written notice from Buyer to Originators following the occurrence of any other Termination Event, and (iv) the date which is ten (10) Business Days after Buyer’s receipt of written notice from Coleman and/or JCS that either wishes to terminate the facility evidenced by this Agreement.

“Termination Event” has the meaning set forth in Section 5.1 of the Agreement.

“Unmatured Termination Event” means an event that, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

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